EXHIBIT 10.12

                                 CYPRESS COMMONS

                             OFFICE LEASE AGREEMENT


               Landlord:      Cypress-Tampa II Limited Partnership

               Tenant:        Post, Buckley, Schuh & Jernigan, Inc.

               Building:      Cypress Commons

               Suite:         Suites 295 and 300

               Sq. Ft.:       46,803 square feet (approximately)

               Term:          60 months


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                                Table of Contents

LANDLORD:         Cypress-Tampa 11 Limited Partnership
TENANT:           Post, Buckley, Schuh & Jernigan, Inc.                    Page

1.       PREMISES............................................................1
2.       TERM................................................................1
3.       BASE RENT...........................................................2
4.       ESCALATION OF BASE RENT.............................................2
5.       REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES.........2
6.       USE.................................................................4
7.       TENANT's CARE.......................................................4
8.       SERVICES............................................................5
9.       DESTRUCTION OR DAMAGES TO PREMISES..................................6
10.      DEFAULT BY TENANT - LANDLORD's REMEDIES.............................6
11.      ASSIGNMENT AND SUBLETTING ..........................................8
12.      CONDEMNATION .......................................................8
13.      INSPECTION..........................................................9
14.      SUBORDINATION ......................................................9
15.      ADDITIONAL AGREEMENTS OF TENANT.....................................9
16.      RIGHTS CUMULATIVE..................................................10
17.      HOLDING OVER ......................................................10
18.      ENTIRE AGREEMENT - NO WAIVER.......................................10
19.      HEADINGS...........................................................10
20.      NOTICES............................................................10
21.      HEIRS, SUCCESSORS AND ASSIGNS - PARTIES............................10
22.      ATTORNEY FEES......................................................11
23.      TIME OF ESSENCE ...................................................11
24.      SECURITY DEPOSIT...................................................11
25.      COMPLETION OF THE PREMISES.........................................11
26.      PARKING ARRANGEMENTS...............................................11
27.      RULES AND REGULATIONS..............................................11
28.      RIGHT TO RELOCATE..................................................11
29.      LATE PAYMENTS......................................................11
30.      ESTOPPEL CERTIFICATE...............................................12
31.      SEVERABILITY AND INTERPRETATION....................................12
32.      MULTIPLE TENANTS...................................................12
33.      FORCE MAJEURE .....................................................12
34.      QUIET ENJOYMENT....................................................12
35.      BROKERAGE COMMISSION...............................................12
36.      LANDLORD's DEFAULT ................................................12
37.      ORIGINAL INSTRUMENT................................................13
38.      FLORIDA LAW .......................................................13
39.      NO RECORDATION OF LEASE............................................13
40.      HAZARDOUS MATERIALS ...............................................13
41.      AIR QUALITY........................................................13
42.      RADON GAS..........................................................13
43.      WAIVER OF JURY TRIAL ..............................................13
44.      COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT................14
45.      LEASE BINDING UPON DELIVERY; NO OPTION; OFFER IRREVOCABLE .........14
46.      NO LIABILITY FOR CRIMES............................................14
47.      CONFIDENTIALITY....................................................14
48.      NO SMOKING ........................................................14
49.      SURVIVAL OF OBLIGATIONS............................................14
50.      ERISA AND UBTI RESTRICTIONS........................................14
51.      OPTION TO EXPAND           ........................................15
52.      OPTION TO RENEW....................................................15
53       INTERLINEATION.....................................................16
EXHIBIT "A" -   FLOOR PLAN
EXHIBIT "B" -   WORK LETTER AGREEMENT
EXHIBIT "C" -   COMMENCEMENT DATE AGREEMENT AND ACCEPTANCE OF PREMISES
EXHIBIT "D" -   RULES AND REGULATIONS
EXHIBIT "E" -   ESTOPPEL CERTIFICATE
EXHIBIT "F" -   DESCRIPTION OF THE PROPERTY
EXHIBIT "G" -   DELIBERATELY OMITTED
EXHIBIT "H" -   DELIBERATELY OMITTED
EXHIBIT "I" -   EXPANSION SPACE FLOOR PLAN
EXHIBIT "J" -   ADDENDUM TO LEASE


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                                 LEASE AGREEMENT
                              FOR OFFICE FACILITIES


     THIS LEASE (the "Lease"), made as of March 25, 1998, by and between Cypress-Tampa II Limited Partnership, a limited partnership organized and existing under the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware (herein called "Landlord"), having as its general partner RPF II Realty Corp., a Delaware corporation, and having as its limited partner GE Investment Realty Partners III, Limited Partnership, a Delaware limited partnership, with Landlord having its address as c/o General Electric Investment Corporation, Post Office Box 7900, 3003 Summer Street, Stamford Square, Stamford, Connecticut 06904-7900, and Post, Buckley, Schuh & Jernigan, Inc., a Florida corporation, (herein called "Tenant"), whose address is 2001 NW 107th Avenue, Miami, Florida, 33172-2507.

                                  W I T N E S S E T H:
                                  -------------------

PREMISES

     1. Landlord hereby leases to Tenant and Tenant hereby rents and leases from Landlord the following described space, herein called "Premises":

     Tenant's
     Rentable Area:   Agreed to be by Landlord and Tenant, for purposes of this
                      Lease, 46,803 square feet, which includes Tenant's share of common area facilities

     Floors:      2nd and 3rd

     Suite: Suite 295 (7,122 rentable square feet) which includes the Mandatory Expansions Space(as those terms are defined below) of 2,658 rentable square feet; Suite 300 (39,681 rentable square feet), located at: 5300 West Cypress Street, Tampa, Florida, 33607

     Building:    Cypress Commons (herein called "Building")

     Total Building
     Rentable Area:   Agreed to be by Landlord and Tenant, for the purposes of
                      this Lease, 113,856 square feet which includes common area facilities of the Building

     Property:        All that tract or parcel of land in Hillsborough County,
                      Florida, more particularly described on Exhibit "F" attached hereto and by this reference incorporated herein

     Address:         5300 West Cypress Street, Tampa, Florida, 33607

     The Premises are more particularly shown and cross-hatched on the floor plans attached hereto as Exhibit "A" and made a part hereof. The Premises shall include the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, corridors, elevators and other public portions of the Building. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided on the attached Exhibit "B" and made a part hereof.

     On the date Landlord delivers to Tenant possession of adjacent expansion space as depicted on Exhibit "A" (the "Mandatory Expansion Space") which Mandatory Expansion Space is currently occupied by another tenant of the Building, estimated to be on or about, May 1, 1998, and thereafter throughout the Lease Term, the Premises will be deemed increased in size to include the Mandatory Expansion Space (2,658 rentable square feet) and the Base Rent and Tenant's Share shall be increased appropriately. Tenant shall accept the said Mandatory Expansion Space in its "as is" condition. If for any reason Landlord cannot deliver possession of the Mandatory Expansion Space to Tenant on or about May 1, 1998, the lease of the Mandatory Expansion Space will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage. However, if possession of the Mandatory Expansion Space is not delivered to Tenant on or before May 1, 1998, Landlord agrees to use its best efforts to obtain possession of the Mandatory Expansion Space through legal action in an effort to deliver said space on or before June 1, 1998. Tenant will execute documentation to evidence the commencement date of the lease as to the Mandatory Expansion Space within fifteen (15) days of Landlord's request.

TERM

     2. A. The term of this Lease (herein called "Lease Term") shall commence (the date of such commencement being herein called the "Commencement Date") on July 1, 1998. Unless sooner terminated as herein provided, the Lease Term shall expire on June 30, 2003.

         B. For purposes of this Lease the term "Rent Commencement Date" shall mean the Commencement Date. As of the Rent Commencement Date, Tenant takes and accepts from Landlord the Premises upon the terms and conditions herein contained, in its then condition,


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Tenant agreeing that such condition is suited for the uses intended by Tenant.
This Lease shall be effective and enforceable as between the parties hereof upon its execution and delivery, regardless of whether such execution and delivery occurs on, prior to or after the Commencement Date.

BASE RENT

     3. Tenant shall pay to Landlord the sum of Four million, three-hundred eighty-nine thousand, nine-hundred ninety and no/100 Dollars ($4,389,990.00) Base Rent (amounts do not include sales tax) as follows:

         Period                       Rate PRSR              Base Rent per Month
         05/01/98*- 06/30/98          $16.00                 $58,860.00
         07/01/98 - 06/30/99          $16.00                 $62,404.00
         07/01/99 - 06/30/00          $17.00                 $66,304.25
         07/01/00 - 06/30/01          $18.00                 $70,204.50
         07/01/01 - 06/30/02          $19.00                 $74,104.75
         07/01/02 - 06/30/03          $20.00                 $78,005.00

*Or on the date Landlord delivers the Mandatory Expansion Space to Tenant in substantially completed condition, whichever date is later.

in respect of each year of the Lease Tenn as Base Rent for the Premises, payable in advance and without notice in monthly installments as shown above, commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month thereafter during the Lease Term and Additional Rent as those terms are described in Paragraph 5 hereof) shall be paid to Landlord, without deduction or offset, as an independent covenant of all other covenants in this Lease, in lawful money of the United States of America at 5405 Cypress Center Drive, Suite 105, Tampa, Florida, 33609, or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts owed by Tenant to Landlord under this Lease shall be deemed Rent.

Tenant agrees to pay the Florida Sales Tax or any other applicable taxes on all Rent (whether Base Rent, rental escalation, reimbursement of expenses or otherwise) payable hereunder.

It is further understood and agreed that Tenant's payments of Additional Rent or Rental Adjustment shall not be deemed payments of Base Rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rental which Landlord may charge Tenant. In no event shall any such controls or actions result in reduction of the Base Rent, Additional Rent or Rental Adjustments.

ESCALATION OF BASE RENT

     4.  (Deliberately Omitted.)

REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES

     5. A. The Base Rent provided for herein is based, in part, upon "Operating Costs," as hereinafter defined, of repairing, maintaining, and operating the Building and Property during each calendar year of the Term.

         The "Initial Operating Costs" are stipulated to be the actual Operating Costs for the 1998 calendar year.

         B. The term "Operating Costs" shall mean all operating expenses of the Property and Building which shall be computed on the accrual basis and which shall include all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay, (ii) become obligated to pay, and/or (iii) would otherwise pay or be obligated to pay (except for specific third party contractual agreements alleviating Landlord from any such expense burdens) because of or in connection with the ownership and operation of the Property, including, but not limited to, the following:

               (i) Wages and salaries of all employees engaged in the operation and maintenance of the Property and Building, up to and including the Building Manager, including taxes, insurance and benefits relating thereto;

               (ii) All supplies and materials used in the operating and maintenance of the Property and Building;

               (iii)Cost of water, sewage, power (including all costs, charges, and expenses incurred in connection with any change of any electric service provider), heating, lighting, air conditioning, ventilating, and other utilities furnished in connection with the operation of the Building;

               (iv) Cost of all service agreements and maintenance for the Property and Building and the equipment therein, including, but not limited to, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

               (v) Cost of all insurance relating to the Property and Building including without limitation the cost of casualty and liability insurance applicable to the Property and Building and Landlord's personal property used in connection therewith;

               (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether Federal, State, County, or Municipal and whether by taxing districts or authorities presently taxing the Property and Building or by others, subsequently


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          created or otherwise, and any other taxes (other than Federal and
          State income taxes) and assessments attributable to the Property and Building or its operation;

               (vii) Cost of repairs, replacement and general maintenance of the interior and exterior of the Property and Building (including but not limited to the cost of replacing glass, motors, common area carpeting, flooring and floor coverings, wall covering, paint, ceilings and other finishes), parking areas, and landscaping;

               (viii) reasonable management fee for general operation and management of the Property and Building not to exceed four (4%) percent per calendar year of the gross rentals received by Landlord from the tenants and licensees in the Building;

               (ix) A reasonable amortization cost due to any capital expenditures incurred to reduce or limit operating expenses of the Property and Building, or which may be required by governmental authority or by Landlord's insurance carrier;

               (x) A reasonable amortization cost due to any capital expenditures incurred to provide electronic security for the Building.

     Expressly excluded from the definition of the term "Operating Costs" are:

               (i) Replacement of capital investment items (excepting those expenditures referred to above);

               (ii) Landlord's home office expense;

               (iii) Leasing commissions;

               (iv) Specific costs billed to and paid by specific tenants or other third parties other than that portion collected by Landlord for after hours HVAC in excess of Landlord's actual out-of-pocket costs;

               (v) Depreciation;

               (vi) Principal, interest, and other costs directly related to financing the Building;

               (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property and Building.

         C. The term "Tenant's Share" shall mean the proportion that Tenant's Rentable Area bears to ninety-five percent (95%) of the Total Building Rentable Area, or the average percentage of the Total Building Rentable Area actually leased in the Building, if such average is greater than ninety-five percent (95%) of the Total Building Rentable Area for any calendar year. The average percentage of the Total Building Rentable Area actually leased in the Building shall be determined by adding together the total leased space on the last day of each month during any calendar year and dividing by twelve (12). Notwithstanding anything to the contrary contained herein, in the event the Building is not fully occupied throughout any calendar year, for purposes of determining the amounts of Additional Rent due under this Section 5, appropriate adjustments shall be made to determine Operating Costs as though the Building had been fully occupied throughout such calendar year, but in no event shall Tenant ever be required to pay more than Tenant's Share of Operating Costs.

         D. In the event that the Actual Operating Costs (as those terms are defined below) for the calendar year (projected for a full calendar year in the event the Rent Commencement Date occurs in the year that the Building is completed and first ready for occupancy) in which this Lease commences ("Initial Calendar Year") exceeds the Initial Operating Costs set out in Paragraph 5.A. above, Tenant shall pay Tenant's Share of the Initial Calendar Year's increase in the Operating Costs over the Initial Operating Costs as set forth above proportionately to the extent that Tenant's Lease was in effect during the Initial Calendar Year. Any increase payable by Tenant under this provision shall be deemed "Additional Rent." Landlord shall, within the period of one hundred twenty (120) days (or as soon thereafter as practical) after the close of the Initial Calendar Year, give Tenant an unaudited statement of such year's Actual Operating Costs ("Actual Operating Costs"), and a comparison with the Initial Operating Costs, and if Additional Rent is due, Tenant shall pay such Additional Rent to Landlord within thirty (30) days of statement receipt.

         On or about January 1 of each calendar year after the Initial Calendar Year mentioned above (or as soon thereafter as practical), Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the projected Operating Costs (the "Projected Operating Costs") for such current calendar year, and Tenant shall thereafter pay, as "Additional Rent" Tenant's Share of any projected increase in Landlord's Projected Operating Costs for operating the Property and Building that exceeds the Initial Operating Costs; same being payable in advance on a monthly basis by way of paying 1/12th of such projected increase during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 1, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within a period of one hundred twenty
(120) days (or as soon thereafter as practical) after the close of each such respective calendar year following the Initial Calendar Year of occupancy provide Tenant an unaudited statement of such year's Actual Operating Costs compared to the Initial Operating Costs. If the Actual Operating Costs are greater than the Projected Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's Projected Operating Costs are greater than the Actual Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between the Projected Operating Costs and the greater of Actual Operating Costs or Initial Operating Costs.

         E. Anything herein to the contrary notwithstanding, in no event shall the Base Rent as set forth in Paragraph 3 ever be reduced.

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         F. Should this Lease commence or terminate at any time other than the first day of a calendar year the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

         G. Provided that Tenant is not then in default beyond any applicable cure period of its obligations to pay Base Rent, Additional Rent, or any other payments required to be made by it under this Lease and provided further that Tenant strictly complies with the provisions of this Section 4(G), Tenant shall have the right to dispute the amount of Actual Operating Costs once each calendar year, in accordance with the following procedure:

         (i) Tenant shall, within forty five (45) business days after any such Landlord's comparison statement is delivered, deliver a written notice to Landlord specifying the portions of the Landlord's comparison statement that are claimed to be incorrect, and Tenant shall promptly pay to Landlord all amounts due from Tenant to Landlord as specified in the Landlord's comparison statement. Except as expressly set forth in subsection (iii) below, in no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under the Lease (including, without limitation, Tenant's obligation to make all payments of Base Rent and all payments of Tenant's Projected Operating Costs) pending the completion of and regardless of the results of any review of records under this Section 5(G). The right of Tenant under this Section 5(G) may only be exercised once for any Landlord's comparison statement, and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this
Section 4(G) for a particular Landlord's comparison statement shall be deemed waived.

         (ii) The disputed portion of the Landlord's comparison statement shall promptly be referred by Landlord for prompt decision by a certified public accountant, architect, insurance broker or other professional consultant who shall be approved in advance in writing by Tenant, who shall be deemed to be acting as expert(s) and not arbitrator(s), and a determination signed by the selected expert(s) shall be final and binding on both Landlord and Tenant. Tenant shall not unreasonably withhold or delay its approval. If Landlord and Tenant are unable to agree on an expert within thirty (30) days after Tenant serves Landlord with the dispute notice, the disputed items shall be handled by arbitration pursuant to the rules of the American Arbitration Association and if arbitrated, the fees of the arbitrators shall be paid equally by Landlord and Tenant regardless of the outcome of the arbitration. Tenant acknowledges and agrees that any records reviewed under this Section 4(G) constitute confidential information of Landlord, which shall not be disclosed to anyone other than the expert(s) or arbitrators, as the case may be, performing the review and the principals of Tenant who receive the results of the review. The disclosure of such information to any other person, whether or not caused by the conduct of Tenant, shall constitute a material breach of this Lease.

         (iii) Any errors disclosed by the review shall be promptly corrected by Landlord. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such expert's(s') decision shall be made within thirty
(30) days thereof, and Landlord and Tenant agree to share equally in the payment of the cost(s) of the experts.

USE

     6. Tenant shall use and occupy Premises only as general professional administrative offices consistent with the professional character of the Building and its tenants. No other use is permitted hereunder unless specifically approved in writing by Landlord. Tenant's use of such specific Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord as set forth in Exhibit "D" attached hereto and made a part hereof and any changes thereto. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Sustained occupancy of only four (4) per 1,000 rentable square feet of Tenant's employees and contract workers are permitted in the Premises at any one time.

TENANT'S CARE

     7. A. Tenant will maintain the Premises in good condition and the fixtures and appurtenances therein, and will suffer no active or permissive waste or injury thereof. All such repair work, maintenance and any alterations permitted by Landlord shall be done at Tenant's expense by Landlord's employees or, with Landlord's express written consent, by persons requested by Tenant and authorized in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees, or with Landlord's express written consent, by persons requested by Tenant and authorized in writing by Landlord, promptly repair any injury or damage to Premises or Building caused by misuse or neglect thereof by Tenant, or by persons permitted on Premises by Tenant, or by Tenant moving in or out of Premises.

         B. See Section 8 of Exhibit J.

         C. No later than the last day of the Lease Term, Tenant will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender Premises (together with all keys to Premises and/or the Building and access cards to the facility) in as good a condition as they were at the beginning of the Lease Term, reasonable wear excepted. All property of Tenant remaining on Premises after expiration of the Lease Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, subject however, to Landlord's right to require Tenant to remove any improvements or additions made to Premises by Tenant pursuant to the preceding Sub-Paragraph B.

         D. Deliberately omitted.

         E. Tenant shall not place nor maintain any food or drink coin operated vending machines within the Premises or Building without the written consent of Landlord, except no such consent shall be required for Tenant to place up to five (5) such vending machines at any one time within the Premises.

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         F. Tenant agrees that all personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant; and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, unless such damage is solely and proximately caused by Landlord's gross negligence or wilful misconduct, such theft or damage being the sole responsibility of Tenant.

         G. Tenant shall obtain Landlord's consent, such consent not to be unreasonably withheld or delayed, as to the location or relocation within the Premises of any heavy objects or furnishings, which may cause or tend to cause "floor loading" problems or otherwise cause damage to the Building.

SERVICES

     8. A. Provided Tenant is not in default under this Lease, Landlord shall fumish the following services:

            (i) Elevator service for passenger and delivery needs.

            (ii) Subject to government regulations, air conditioning during summer operations and heat during winter operations at temperature levels similar to other first class office buildings in the Tampa area but consistent with all Federal and local energy conservation regulations.

            (iii) Running water for all restrooms and lavatories.

            (iv) Restrooms, including the furnishing of soap, paper towels, and toilet tissue.

            (v) Janitorial service, similar to that provided in comparable buildings, including sanitizing, dusting, cleaning, mopping, vacuuming, and trash removal, each Monday through Friday plus floor waxing and polishing, window washing, and venetian blind cleaning as determined by Landlord. Landlord is not obligated to clean window coverings, clean or shampoo carpets, paint or decorate the Premises.

            (vi) Electric power, for small desk-top type machines or hand held devices, such as typewriters, adding machines and recording machines, normally used in business offices. Landlord is aware of Tenant's current business operations and related use of electric power to operate its current office equipment. Landlord acknowledges that Tenant's current use of office equipment under the circumstances as set forth herein are consistent with normal office usage of electricity and Landlord agrees not to levy any extra charge for electricity in connection therewith, however, Landlord reserves the right to charge for electrical usage of such office equipment if the electrical power consumption of the Premises is materially increased.

            (vii) Electric lighting, suitable for normal office work at desk height except in corridors, common areas, parking facilities or storage areas, and including the replacement of Building Standard lamps and ballasts as needed.

            (viii) Repairs and maintenance, for maintaining in good order at all times the exterior walls, windows, doors, and roof of the Building, public corridors, stairs, elevators, storage rooms, restrooms, the heating, ventilating and air conditioning systems, electrical and plumbing systems of the Building, and the walks, paving and landscaping surrounding the Building. Tenant shall be responsible for damage other than normal wear and tear to the Premises when caused by Tenant's usage and occupancy of Premises. Landlord agrees to replace the roof membrane on or before December 31, 2002, regardless of the need, unless the roof existing on the Commencement Date has experienced three or more significant and material roof leaks after January 1, 1999, in which case the roof membrane shall be replaced promptly thereafter. During the period between the occurrence of the third significant and material roof leak and the commencement of the work to the roof membrane, Landlord shall compensate Tenant for Tenant's actual reasonable out-of-pocket expenses incurred due to damages to the Premises itself, and Tenant's furniture, fixtures and equipment. Tenant agrees to report any roof leaks to Landlord upon discovery. Anything to the contrary in this Sub-Paragraph (viii) notwithstanding, a new roof will not be required if the roof membrane has already been replaced after the Commencement Date.

            (ix) Grounds care, including the sweeping of walks and parking areas and the maintenance of landscaping in an attractive manner.

            (x) Fire and extended coverage insurance to protect Landlord's interest in the Building.

            (xi) General management, including supervision, inspections and management functions.

            (xii) Non-exclusive use of the Building's conference room (if provided by Landlord from time to time) on a "first come, first served basis" pursuant to Landlord's reasonable rules and regulations, without charge except for Landlord's reasonable janitorial charges.

         B. The services provided for in Paragraph 8.A. herein, and the amount of Rent prescribed herein are predicated on and are in anticipation of certain usage of the Premises by Tenant as follows:

            (i) Services shall be provided for the Building during normal business hours established in other first class office buildings in the Tampa area and initially shall be: from 8:00 A.M. to 6:00 P.M. on Mondays through Fridays, and from 8:00 A.M. to Noon on Saturdays, except for national holidays as defined in the Rules and Regulations. After-hours HVAC

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         services are available to Tenant at Landlord's current rate of $15.00 per hour per floor, which rate shall increase in proportion to any increase in the Landlord's cost of a kilowatt hour of electricity.

            (ii)  Air conditioning design is based upon:

                  (a) sustained outside temperatures being no higher than 92 degrees Fahrenheit and no lower than 40 degrees Fahrenheit,

                  (b) sustained occupancy of the Premises by no more than four
                  (4) persons per 1,000 square feet of floor area, and

                  (c) heat generated by a connected load not to exceed 2.3 watts per square foot of floor area. For purposes here, "connected load" includes all the electrical consumption within the Premises whether by lighting, hard-wired fixtures or plug-in equipment (including all desk top machines, hand held devices, computers, calculators and other similar business equipment) whether owned by Landlord or Tenant.

Except when due to Force Majeure, the rent shall abate for each full day that the average dry bulb temperature at any one time in the Premises is higher than 79 degrees Fahrenheit or lower than 70 degrees Fahrenheit.

         C. If Tenant uses services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant, as Additional Rent, a reasonable sum as reimbursement for the direct cost of such added services, and Landlord reserves the right to install separate metering devices for the purpose of determining such excessive periods and/or amounts at Tenant's expense. In the event of disagreement as to the reasonableness of such additional charge, the opinion of the appropriate local utility company or an independent professional engineering firm shall prevail. If Landlord reduces such services, and such reduction selected by Landlord is reasonable, Tenant shall have no claim against Landlord for such reduction. Telecommunications contractors supplying services within the Premises who do not utilize the areas of the Building outside the Premises and impact the Building may enter the Premises with Landlord's prior written approval, but without the requirement of executing a license agreement with Landlord or paying any fee to Landlord. Telecommunications providers other than those described in the preceding sentence shall enter the Building to provide services to Tenant only upon Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed, and shall require such provider to execute Landlord's license agreement and pay a fee customary for such entry.

         D. Landlord shall not be liable for any damages directly or indirectly resulting from the installation, use, malfunction, or interruption of use of any equipment or apparatus in connection with the furnishing of services referred to herein, and particularly any interruption in services by any cause beyond the immediate control of the Landlord; but Landlord shall exercise due care in furnishing adequate and uninterrupted services. Without limitation of the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction or interruption of a computer or telecommunications system or systems or the furnishing of services referred to herein, within the Building resulting from or arising out of the failure, malfunction, or interruption of any electrical, telecommunications, air-conditioning, heating, or other system serving the Building, whether or not such loss, or damage results from any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible.

DESTRUCTION OR DAMAGE TO PREMISES

     9. A. If the Premises or the Building are totally destroyed (or so substantially damaged as to be untenantable in the reasonable determination by the Landlord) by storm, fire, earthquake, or other casualty, Rent shall abate from the date of such damage or destruction and Landlord shall have the option to

         (i) cancel this Lease as of the date of the occurrence of the fire or other casualty by giving written notice to the Tenant within sixty (60) days from the date of such damage or destruction, or

         (ii) commence the restoration of the Premises to a tenantable condition within sixty (60) days from the receipt of insurance settlement.

In the event the Landlord fails to complete such restoration within one hundred twenty (120) days of receipt of insurance settlement proceeds, this Lease may be terminated as of the date of such receipt of insurance proceeds upon written notice from either party to the other given not more than ten (10) days following the expiration of said one hundred twenty (120) day period. In the event such notice is not given, then this Lease shall remain in force and effect and Rent shall commence upon delivery of the Premises to Tenant in a tenantable condition. In the event such damage or destruction occurs within six (6) months of the expiration of the Lease Term, Tenant may, at its option on written notice to Landlord within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

         B. If Premises are damaged but not rendered wholly untenantable by any of the events set forth in Sub-Paragraph A above, Rent shall abate in such proportion as Premises have been damaged and Landlord shall restore Premises as speedily as practicable, whereupon full Rent shall commence.

         C. In no event shall Rent abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its agents, employees, guests or invitees.

DEFAULT BY TENANT - LANDLORD'S REMEDIES

     10. A. The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

                  (i) The Rent payable under the Lease (including any Additional rent) or any other sum of money due hereunder is not paid when due, and such default continues for ten (10) days after written notice from Landlord;

                  (ii) Deliberately Omitted;

                  (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within thirty (30) days after the date of such filing;

                  (iv) Tenant shall become insolvent or transfer property in fraud of creditors;

                  (v) Tenant fails to remove any lien filed against the Premises or the Building by reason of Tenant's actions within five (5) days after any such filing;

                  (vi) Tenant shall make an assignment for benefit of creditors;

                  (vii) A receiver is appointed for any of Tenant's assets;

                  (viii) Tenant fails to observe, perform and keep each and every of the covenants, agreements, provisions, stipulations and conditions herein contained to be observed, performed and kept by Tenant (other than payment of Rent) and persists in such failure after ten (10) business days notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such breach would reasonably require more than ten (10) business days to rectify, unless Tenant commences rectification within the ten (10) business day notice period and thereafter promptly and effectively and continuously proceeds with the rectification of the breach and, in all such events, cures such breach no later than forty-five (45) days after such notice); or

                  (ix) Tenant shall repeatedly default in the timely payment of Rent (including any Additional rent) or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of similar defaults two (2) times during any twelve (12) month period shall constitute a repeated default.

Any notice periods provided for under this Section 9 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

         B. Upon the occurrence of an event of default, provided Tenant does not cure said default within the period of time allowed for cure as set forth above, if any, Landlord shall have the option to do and perform any one or more of the following in addition to, and not in limitation of, any other remedy or right permitted it by law or by this Lease:

                  (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, but if Tenant shall fail to do so, Landlord may, without further notice and without prejudice for any other remedy Landlord may have for possession or arrearage in Rent, enter upon the Premises and expel or remove Tenant and Tenant's effects, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord my suffer by reason of such termination, whether through inability to relet the Premises, or through decrease in Rent, or otherwise, and/or

                  (ii) Declare the entire amount of Rent (including Additional
         Rent) calculated on the then-current rate being paid by Tenant, and other sums which would become due and payable during the remainder of the Lease Term to be due and payable immediately, in which event, Tenant agrees to pay the same at once, together with all Rent (including Additional Rent) therefore due, at Landlord's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment in advance of the Rent for the remainder of the Lease Term. Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants on account of the Premises during the Lease Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all costs, expenses and attorneys' fees of Landlord incurred in connection with the termination of this Lease, eviction of Tenant and reletting of Premises. The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or

                  (iii) Enter the Premises as the agent of Tenant, without being liable to prosecution of any claim for damages therefor, and relet the Premises as the agent of Tenant without advertisement and by private negotiations and for any term Landlord deems proper, and receive the rent therefor, and Tenant shall pay Landlord any deficiency that may arise by reason of such reletting on demand, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs of reletting the Premises including but not limited to advertising expenses and commissions; and/or

                  (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises, by force if necessary, without being liable to prosecution or any claims for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

         C. Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies herein provided or any other remedies provided by law.

         D. No act or thing done by Landlord or Landlord's agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and executed by landlord. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach. In the event of any default by Tenant under the terms and provisions of this Lease, Landlord, in addition to but not in lieu of or in limitation of, any other right or remedy provided to Landlord under the terms of this Lease or otherwise, shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering space to make it suitable for reletting.

ASSIGNMENT AND SUBLETTING

         11. Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed; provided, however, no such consent shall serve to release Tenant's liability hereunder. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. No assignment or sublease may be requested in the event Tenant is in default hereunder. Tenant shall provide Landlord with any and all information reasonably requested by Landlord with respect to such sublessee or assignee, including, but not limited to financial infomiation and certified, audited financial statements. Sublessee or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving Tenant's liability. In the event Tenant notifies Landlord of Tenant's intent to assign this Lease, Landlord shall within thirty (30) days from receipt of such notice (i) consent to such proposed subletting, or (ii) refuse such consent, or (iii) elect to cancel this Lease. In the event of Landlord's election to cancel, Tenant shall have ten (10) days from receipt of such notice in which to notif-y Landlord of Tenant's acceptance of such cancellation or TenanVs desire to remain in possession of Premises under the terms and conditions and for the remainder of the Lease Term. In the event Tenant fails to so notify Landlord of Tenant's election to accept termination or to continue as Tenant hereunder, Such failure shall be deemed an election to terminate and such termination shall be effective as of the end of the ten (10) day period provided for in Landlord's notice as hereinabove provided. In the event Landlord gives its consent to any such assignment or sublease, any rent, rental or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be paid to Landlord as Additional Rent. In the event this Lease is either canceled or a sublease or assignment is made as herein provided, Tenant shall reimburse Landlord for all of the necessary administrative, legal and accounting services required in order to accomplish such cancellation, assignment or subletting in an amount not less than Five Hundred Dollars ($500.00).

     Submission of Information. If Tenant requests Landlord's consent to a specific assignment or subletting, Tenant will submit in writing to Landlord (a) the name and address of the proposed assignee or subtenant; (b) the business terms of the proposed assignment or sublease; (c) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space;
(d) banking, financial, and other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; and (e) the proposed form of assignment or sublease for Landlord's reasonable approval.

     Factors Determining Reasonableness. In determining whether to grant consent to Tenant's sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding Tenant's request: (a) use of the premises by the proposed subtenant/assignee must be for general administrative professional offices; (b) use of the Premises by the proposed subtenant/assignee will not violate or create any violation of any laws; and (c) use of the Premises will not violate any other agreements affecting the Premises, Landlord or other tenants. Anything in this Section 11 to the contrary notwithstanding, Landlord may deny the proposed sublease or assignment if Landlord believes, in its reasonable discretion, that: (a) the business reputation of the proposed subtenant/assignee is not in accordance with generally acceptable commercial standards; (b) the proposed use of the Premises is not consistent with the other businesses in the Building; (e) the proposed subtenant/assignee and their employees and invitees will utilize more parking spaces than are in use by Tenant.

     The sale or transfer of Tenant's voting stock (if a corporation) or partnership interest (if a partnership) resulting in the transfer of control of a majority of such stock or interest or the occupancy of the Premises by any successor firm of the Tenant or by any firm into which or with which the Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord in accordance with the foregoing.

CONDEMNATION

     12. If all or any part of the Premises are taken by virtue of eminent domain or conveyed or leased in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant; provided however, in no event shall a partial taking of less than twenty percent (20%) of the Premises give rise to an option on Tenant's part to terminate. In the event of a partial taking where this Lease is not terminated the Rent shall be adjusted in proportion to the square feet taken. Tenant shall not be entitled to any part of the award or any payment in lieu thereof and expressly waives any right to make any claim which would reduce the award otherwise payable to Landlord.

     Landlord shall have the option of terminating this Lease in the event any such condemnation or deed-in-lieu thereof makes continuation of its ownership of the Building economically unfeasible.

INSPECTION

     13. Landlord may enter Premises at reasonable hours to exhibit same to prospective purchasers or tenants; to inspect Premises to see that Tenant is complying with all its obligations hereunder; and to make repairs required of Landlord under the terms hereof or repairs to any adjoining space. In the event of any emergency, as determined by Landlord in its reasonable discretion, Landlord may enter the Premises at any time.

SUBORDINATION

     14. This Lease shall be subject and subordinate to any underlying land leases and/or mortgage(s) which may now or hereafter affect this Lease or the real property ("Property") of which Premises form a part, and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such mortgage(s). In confirmation of the subordination set forth in this Paragraph 14., Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by any holder of a mortgage(s) ("Mortgagee") or by any lessor under any such underlying land leases, including but not limited to estoppels, subordination, nondisturbance and similar agreements, in form and content satisfactory to such Mortgagee or lessor.

     If any Mortgagee elects to have this Lease superior to its mortgage and signifies its election in the instrument creating its lien or by separate recorded instrument, then this Lease shall be superior to such mortgage.

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale, or deed in lieu of foreclosure, under any mortgage, Tenant shall at the option of purchaser attorn to the purchaser of Property and recognize such person as the Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by Mortgagee or a sale of the Property, pursuant to the powers granted to Mortgage under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder. In the event that purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the mortgage had not been terminated. Tenant shall not pay any Rent, percentage rent, or Additional Rent more than one month in advance to Landlord.

ADDITIONAL AGREEMENTS OF TENANT

     15. A. Tenant hereby agrees to indemnify and hold Landlord harmless from any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Building or of any other person in or about the Building for any purpose whatsoever, or administrative or criminal action by a governmental authority, where such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provision of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering upon the Premises under express or implied invitation or consent of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

         B. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant.

         C. At all times during the Term, Tenant will carry and maintain, at Tenant's expense, on an occurrence basis, the following insurance, in the amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on fonts satisfactory to
Landlord:

     (1) Bodily injury and property damage liability insurance, with a combined single limit if $3 million, each Occurrence/General Aggregate and including a per location General Aggregate endorsement. All such insurance will be written on a 1986 ISO Commercial General Liability Form;

     (2) Insurance covering all of Tenant's furniture and fixtures, machinery, equipment, and any other personal property owned and-used in Tenant's business and found in, on, or about the Property, and any leasehold improvements in an amount not less than the full replacement cost. Property forms will provide coverage on an ISO Special Form. All policy proceeds will be used for the repair or replacement of the property damaged or destroyed; however, if this Lease ceases under the provisions of Article 18, Tenant will be entitled to any proceeds resulting from damage to Tenant's furniture and fixtures, machinery, equipment, and any other personal property;

     (3) Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located, including employer's liability insurance in the limits required by the laws of the state of Florida; and

     (4) If Tenant operates owned, hired, or non-owned vehicles on the Property, comprehensive automobile liability at a limit of liability with a combined single limit of not less than $500,000.00.

     (5) Such other insurance (including without limitation plate glass insurance), in such amounts as Landlord or its lender may reasonably require of Tenant upon thirty (30) days' prior written notice.

     D. Forms of Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional named insureds. Original or copies of original policies and certificates of insurance on an Accord 75-S form or any successor foals (together with copies of the endorsements naming Landlord and any others specified by Landlord as additional insureds) and evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least thirty (30) days prior to the expiration of the Term of each such policy. All liability policies maintained by Tenant will contain a provision that Landlord and any other additional insureds, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and such other additional insureds, its agents, and employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after thirty (30) days' prior written notice to Landlord. All policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. No insurance required to be maintained by Tenant by this Article 15 will be subject to more than a reasonable and customary deductible limit without Landlord's prior written consent.

RIGHTS CUMULATIVE

     16. The rights given by Landlord herein are in addition to any rights that may be given to Landlord by any statute or under law.

HOLDING OVER

     17. See Section 7 of Exhibit J.

ENTIRE AGREEMENT - NO WAIVER

     18. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease cannot be changed or terminated orally.

HEADINGS

     19. The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

NOTICES

     20. Any notices which may be permitted or required hereunder shall be in writing and shall be deemed to have been duly given as of the date and time the same are personally delivered, or within three (3) days after depositing with the United States Postal Service, postage prepaid by registered or certified mail, return receipt requested, or within one (1) day after depositing with Federal Express or other overnight delivery service from which a receipt may be obtained, and addressed as follows:

         To Landlord at the following addresses:

         c/o GENERAL ELECTRIC INVESTMENT CORPORATION                   c/o FAISON
         Post Office Box 7900                                          5405 W. Cypress Street, Suite 105
         3003 Summer Street                                            Tampa, Florida, 33609
         Stamford, Connecticut 06904-7900                              ATTN: Property Manager, Cypress Commons
         ATTN: Asset Manager - Real Estate                             Telephone: 813-289-1727
                                                                       Telecopy: 813-289-9394

         To Tenant at the following address:
         Post, Buckley, Schuh & Jernigan, Inc.,
         2001 NW 107th Avenue, Miami, Florida, 33172-2507.
         Attn: Richard M. Grubel
         Telephone: (305)592-7275
         Telecopy: _______________________

or at such other address as either party hereto shall from time to time designate to the other party by notice in writing as herein provided.

HEIRS, SUCCESSORS AND ASSIGNS-PARTIES

     21. A. This Lease shall bind and inure to the benefit of the Landlord and its assips, successors, heirs, executors and legal representatives, and shall bind and inure to the benefit of the Tenant and its assigns, successors, heirs, executors and legal representatives. Landlord shall be relieved of its obligations and responsibilities under this Lease if those obligations and responsibilities have been transferred to and assumed by its assign, successor or heir in a manner consistent with the terms of this Lease.

         B. The parties "Landlord", "Tenant", and "Agent" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

ATTORNEY FEES

     22. In the event of any dispute hereunder or of any action to interpret or enforce this Lease, any provision hereof or any matter arising therefrom, including the collection of Rent, the prevailing party shall be entitled to recover its reasonable costs, fees and expenses, including, but not limited to, witness fees, expert fees, consultant fees, attorney (in-house and outside counsel), paralegal and legal assistant fees, costs and expenses, and other professional fees, costs and expenses, whether suit be brought or not and whether in any settlement, in any declaratory action, in any bankruptcy action, at pre-trial, at trial or on appeal.

TIME OF ESSENCE

     23. Time is of the essence of this Lease.

SECURITY DEPOSIT

     24. Deliberately Omitted.

COMPLETION OF THE PREMISES

     25. See Exhibit "B".

PARKING ARRANGEMENTS

     26. During the Initial Term of this Lease, Landlord shall make available for Tenant's use up to four (4) parking spaces per 1,000 rentable square feet of Premises leased by Tenant at any time, located in the parking facility located adjacent or across the street from the Property, at no charge, and unless otherwise set forth in the following sentence, said spaces shall be on an unreserved basis. Of such parking spaces, a total of 113 spaces shall be reserved as follows: 6 on the first level, 3 on the second level and 6 on the third level will be reserved for named individuals; 98 spaces on the third level shall be reserved for the general use of Tenant. The direct cost in connection with signage for any reserved spaces shall be paid by Tenant promptly after invoice from Landlord. Landlord may in Landlord's soie discretion, provide additional spaces on a monthly basis at a charge per space per month as then being quoted, subject to availability. Such parking shall be available subject to the limitations, conditions and restrictions from time to time imposed by Landlord and shall be reserved for specified individual users and should not be for general use.

     Landlord may also provide unassigned visitor parking in the parking facility on a pay basis at such rates and upon such conditions as Landlord or Landlord's agent shall establish from time to time for Tenant's visitors, invitees, guests, and employees.

RULES AND REGULATIONS

     27. The rules and regulations set forth on Exhibit "D" attached hereto are hereby made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable rules and regulations for the use, safety, cleanliness and care of the Premises and the Building. Such new or modified rules and regulations shall be effective upon notice thereof to Tenant from Landlord. Tenant will cause its employees and agents, or any others pern-dtted by Tenant to occupy or enter the Premises, to at all times abide by the rules and regulations set forth on Exhibit "D", or as subsequently modified by Landlord. In the event of any breach of any rules and regulations set forth on Exhibit "D" or any amendments or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including, but not limited to, the right to enjoin any breach of such rules and regulations. Landlord shall not be responsible to Tenant for the non-observance by any other tenant or person of any such rules and regulations.

RIGHT TO RELOCATE

     28. Deliberately Omitted.

LATE PAYMENTS

     29. Payments of Rent received after the fifth day of the month may be assessed an additional five percent (5%) charge as a late payment penalty and shall bear interest at the rate of eighteen percent (18%) per annum until paid in full. Acceptance by Landlord of a payment in an amount less than that which is currently due shall in no way affect, Landlord's rights under this Lease and in no way be an accord and satisfaction.

     This provision does not prevent Landlord from declaring the nonpayment of Rent when due an event of default hereunder.

ESTOPPEL CERTIFICATE

     30. Within ten (10) days prior to the occupancy Date, at any other time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days ftom the making of such request, shall execute, acknowledge and deliver to Landlord and/or any holder of a mortgage on the Building an Estoppel Certificate in recordable form in accordance with Exhibit "D" of this Lease, or in such other form as Landlord may from time to time require, evidencing whether or not (i) this Lease is in full force and effect, (ii) this Lease has been amended in any way, (iii) Tenant has accepted and is occupying the Premises, (iv) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant and specifying the nature of such defaults defenses or offsets, if any, (v) the date to which Rent, and other amounts due hereunder, if any, have been paid, and (vi) any such other information as may be reasonably required by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser or transferee of Landlord's interest hereunder or of any part of Landlord's property or by any mortgagee, grantee or holder of Landlord's interest hereunder or of any part of Landlord's property under a Mortgage or by an assignee of any such grantee. Anything in this Article 30 to the contrary notwithstanding, Tenant shall not be obligated to agree to any statement which it considers to be untrue or inaccurate, or to agree to any provision which is not reasonably necessary to such document or which modifies Tenant's rights under this Lease.

SEVERABILITY AND INTERPRETATION

     31. A. If any clause or provision of the Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is, in the sole determination of Landlord, essential to the rights of both parties, Landlord shall have the right to terminate this Lease on thirty (30) days' written notice to Tenant.

         B. Should any of the provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of the stipulations of this Lease.

MULTIPLE TENANTS

     32. If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall each be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

FORCE MAJEURE

     33. Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause not within the reasonable control of the Landlord.

QUIET ENJOYMENT

     34. Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the term of this Lease subject, however, to the terms of this Lease.

BROKERAGE COMMISSION

     35. Landlord's leasing agent, FAISON ("Leasing Agent") has sole commission rights with respect to this Lease and Tenant warrants that Tenant has employed no other broker in connection with this Lease and there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney's fees and court costs. In the event that Tenant has employed a broker in connection with this Lease, Tenant shall disclose such broker to Landlord in writing immediately upon commencement of negotiations, and shall provide to Landlord's Leasing Agent evidence of such broker's valid licensure in Florida.

LANDLORD'S DEFAULT

     36. Landlord shall be in default under this Lease if Landlord has not commenced and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within fifteen (15) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Except as otherwise provided in this Lease, in the event of a default by Landlord, Tenant shall be entitled to any remedies available at law or in equity. Notwithstanding anything in this Lease to the contrary, Landlord shall never be liable to Tenant in the event of a default by Landlord or otherwise under any provision of this Lease for any loss of business or profits or other direct, special, incidental, indirect or consequential damages or for punitive or special damages of any kind. None of Landlord's officers, employees, agents, directors, shareholders, or partners shall ever have any personal liability to Tenant under or in connection with this Lease. Tenant shall look solely to Landlord's estate and interest in the Building for the satisfaction of any right or remedy of Tenant under this Lease, or for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, and no other property or assets of Landlord or its principals shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Tenant's rights or remedies under this Lease, the relationship of Landlord and Tenant under this Lease, Tenant's use and occupancy of the Premises, or any other liability of Landlord to Tenant of whatever kind or nature. Except as specifically provided in this Lease, Tenant expressly, knowingly, and voluntarily waives any right, claim, or remedy otherwise available to Tenant to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement allegedly made on behalf of Landlord, whether in this Lease or elsewhere. No act or omission of Landlord or its agents shall constitute an actual or constructive eviction of Tenant unless Landlord shall have first received written notice of Tenant's claim and shall have failed to cure it after having been afforded a reasonable time to do so, which in no event shall be less than thirty (30) days.

ORIGINAL INSTRUMENT

     37. For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument.

FLORIDA LAW

     38. This Lease has been made under and shall be construed and interpreted under and in accordance with the laws of the State of Florida.

NO RECORDATION OF LEASE

     39. Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record by or on behalf of Tenant. Without limitation on any other of Landlord's rights hereunder, in the event Tenant breaches this covenant, Tenant hereby irrevocably grants a Power of Attorney to Landlord as Tenant's agent for the purpose of canceling from public record any copy of this Lease, any memorandum hereof or any reference hereto. Tenant agrees that the Power of Attorney granted herein is coupled with an interest, is not revocable and shall survive the death or other incapacity of Tenant.

HAZARDOUS MATERIALS

     40. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or other hazardous substances or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Building, the Premises or the Property, any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governments] agency shall ever require testing to ascertain whether or not there has been any release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease term.

AIR QUALITY

     41. Tenant shall not in any way or manner adversely affect the air quality now existing in the Premises or the Building and no activity or use by Tenant of the Premises shall adversely affect such air quality or be in violation of any applicable law, statute, ordinances, regulation or code.

RADON GAS

     42. Pursuant to F.S. 404.056 (8), Tenant is hereby notified that radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

WAIVER OF JURY TRIAL

     43. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. If Landlord commences any summary proceeding for nonpayment of rent, Tenant will not interpose (and waives the right to interpose) any counterclaim in any such proceeding.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT

     44. Landlord acknowledges the existence of the Americans with Disabilities Act (the "ADA") and will endeavor to meet the requirements of the ADA with regard to the Common Areas of the Building. Tenant hereby consents to any and all actions to be taken by Landlord in order to comply with the provisions of the ADA. Additionally, Tenant hereby agrees to take any and all actions necessary in order to cause the Premises to comply with the ADA. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all loss, damages, costs, or expenses, incurred by Landlord as a result of Tenant's failure to comply with the terms and provisions of the ADA insofar as the Premises are concerned.

LEASE BINDING UPON DELIVERY; NO OPTION; OFFER IRREVOCABLE

     45. Submission of this Lease for examination does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord's offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time, in Landlord's sole discretion, and which may additionally expire at any certain time established by Landlord in writing. This offer shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant to Landlord, and if not accepted by then may be withdrawn by Tenant.

NO LIABILITY FOR CRIMES

     46. The Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts from any cause whatsoever, whether or not such injury, loss, or damage results ftorn any fault, default, negligence, act or omission of Landlord or its agents, servants, employees, or any other person for whom Landlord is in law responsible occurring in or about the Property, Building, Common Areas, or the Premises. The Landlord may, from time to time, employ security personnel and equipment, however, such personnel and equipment are only for the protection of the Landlord's property. The Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice. The Tenant is urged to provide security for its invitees, its own personnel, and property as it deems necessary, with Landlord's prior written consent. The Tenant is urged to obtain insurance and take all other appropriate action to protect against criminal acts.

CONFIDENTIALITY

     47. Tenant shall not disclose the terms of this Lease to any third party without Landlord's prior consent.

NO SMOKING

     48. Tenant shall not allow any smoking in the Premises except in rooms designed and constructed to accommodate smoking and to prevent smoke from entering the plenum or any other portion of the Premises or the Building. Landlord reserves the right to promulgate additional rules for the Building which may include fines upon tenants of the Building who do not cause their employees and invitees to comply with rules prohibiting or limiting smoking in the Building. Tenant shall exercise diligent efforts to cause its employees and invitees not to smoke within the Premises or the Building.

SURVIVAL OF OBLIGATIONS

     49. Any obligations of Tenant accruing prior to the expiration of the Lease shall survive the expiration or earlier termination of the Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

ERISA AND UBTI RESTRICTIONS

     50. Notwithstanding anything to the contrary contained herein, including, without limitation, Section 11 above, no assignment or subletting by Tenant, nor any other transfer or vesting of Tenant's interest hereunder (whether by merger, operation of law or otherwise), shall be permitted if:

         A. Landlord, or any person designated by Landlord as having an interest therein, directly or indirectly, controls, is controlled by, or is under common control with (i) the proposed assignee, sublessee or successor-in-interest of Tenant or (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee, Sublessee or successor-in-interest of Tenant;

         B. the proposed assignment or sublease (i) provides for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Leased Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts of sales or (ii) does not provide that such assignee or subtenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of all or any portion of the Leased Premises which provides for a rental or other payment for such use, occupancy or utilization based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales; or

         C. in the reasonable opinion of Landlord and Landlord's counsel, such proposed assignment, subletting or other transfer or vesting of Tenant's interest hereunder (whether by merger, operation at law or otherwise) will (i) cause a violation of the Employee Retirement Income Security Act of 1974 by Landlord, or by any person which, directly or indirectly controls, is controlled by, or is under common control with, Landlord or any person who controls Landlord or (ii) result or may in the future result in Landlord, or any person which, directly or indirectly, has an interest in Landlord, receiving "unrelated business taxable income" (as defined in the Internal Revenue Code).

OPTION TO EXPAND

     51. A. Provided this Lease is then in full force and effect and provided Tenant is not in monetary or material default of this Lease (as agreed upon by the Landlord and Tenant or as determined by a court of law), at the time of Tenant's exercise of the option to expand as hereinafter provided or at the time such option to expand takes effect, and further provided that Tenant has not theretofore been in monetary or material default of any provision of this Lease, Tenant shall have a right to lease any other space on the second floor of the Building (the "Additional Suite") except Suite 200 (which is currently vacant), that shall become available through the expiration or early termination of any tenants' currently existing lease term, subject to such tenants' and their assignees and subtenants existing renewal rights and expansion rights as described on Exhibit "I". Landlord shall provide five (5) months written notice prior to the expiration date of such existing tenants' lease renewal rights. In the event of an early termination of an existing tenants' lease renewal rights or in the event an existing tenants' expansion rights do not expire on a date certain, then, Tenant shall have the right to elect to lease such space, by written notice to Landlord, delivered within ten (10) days after written notice from Landlord to Tenant that Landlord is aware that space on the second floor of the Building will be available for lease. The Premises will be promptly amended to reflect the expansion premises and the Base Rent and Tenant's Share will be adjusted appropriately. Tenant's rights hereunder shall apply not more than once for any particular suite as described on Exhibit "I". Any notice from Tenant to Landlord exercising Tenant's rights hereunder shall be for the exact premises being offered by Landlord and shall state that Tenant desires to rent such additional suite on the second floor of the Building. Such notice must be postmarked on or before the above-specift'ed date and sent by registered or certified mail, return receipt requested; or by nationally recognized overnight carrier with written evidence of delivery. If for any reason the said notice is not duly and timely given, Tenant's rights under this Article 51 for the particular suite on the second floor will be null and void and without further force or effect. If the said notice is properly given, Landlord will (subject to extension by reason of delays beyond Landlord's reasonable control), make available to Tenant the tenant space as set forth in the said notice.

         B. If Landlord's notice is as specified in Sub-Paragraph A above, the Additional Suite will be deemed demised to Tenant on the date on which it becomes available for Tenant's occupancy, and on that date (the "Availability Date") this Lease will be deemed modified in the following respects:
     (a) the description of the Premises will include the Additional Suite;
     (b) the percentage specified elsewhere in this Lease as "Tenant's Share" will be deemed increased to reflect Landlord's determination of the number of rentable square feet of the Additional Suite as described on Exhibit "I" (the "Additional Footage");
     (c) the Monthly Base Rent payable hereunder will be deemed increased by an amount equal to the product of the Additional Footage multiplied by the rate which, on the Availability Date, Landlord is charging Tenant under this Lease from time to time, if during the renewal term, at the rates set forth in Article 52, and if the Lease Term is not renewed, at the same rate set forth in Article 52 applied to the Additional Suite;
     (d) the term will be deemed to expire coterrninously with this Lease on the expiration date, unless there is less than three (3) years remaining in the Lease Term or renewal term (if then exercised), in which event the lease of the Additional Suite shall not be less than three (3) years in length; and the Base Rent for any period beyond the Lease Term shall be at the same rate set forth in
Section 52 below; and
     (e) Tenant will accept the Additional Suite in its "as is" condition and shall be granted a tenant improvement allowance of $1.00 per rentable square foot per year of remaining current lease term or a prorata portion thereof for any partial lease year.

Although no written agreement will be necessary to evidence such modifications, upon request Tenant agrees to execute and deliver to Landlord an agreement prepared by Landlord confirining that this Lease as so modified is then in full force and effect and is ratified, confirmed and approved in all respects.

         C. Tenant will accept the Additional Suite in its "AS IS" condition at the time it is delivered to Tenant. Tenant will, at its own cost and expense, subject to Landlord's prior written approval, make the Additional Suite suitable for Tenant's use and occupancy.

Notwithstanding anything above, if Tenant uses all or any portion of the Additional Suite on a date earlier than that on which it is available for Tenant's occupancy, all of Tenant's monetary and other obligations respecting the Additional Suite will commence as of the earlier date.

OPTION TO RENEW

     52. Provided this Lease is then in full force and effect and provided Tenant is not in material or monetary default of this Lease (as agreed upon by the Landlord and Tenant or as determined by a court of law), at the time of Tenant's exercise of the renewal option as hereinafter provided or at the time such renewal of this Lease takes effect, and further provided that Tenant has not theretofore been in monetary or material default of any provision of this Lease, Landlord hereby grants to Tenant an option to renew this Lease as to all of the Premises for one (1) additional term of three (3) years, commencing on the Expiration Date. The Base Rent rate for the renewal period will be as follows:

              Lease Year         Base Rent Per Rentable Square Foot
              ----------         ----------------------------------

              Year 6             $21.00
              Year 7             $21.75
              Year 8             $22.50

Tenant may exercise the aforesaid option to renew this Lease only by notifying Landlord in writing of Tenant's exercise of said option to renew not less than twelve (I 2) months prior to the Expiration Date. If Tenant does not exercise said option to renew as provided above at least twelve (I 2) months prior to the Expiration Date, then Tenant's option to extend the Term shall terminate and be of no further force and effect.

INTERLINIATION

     53. Whenever in this Lease any printed portion has been stricken out, whether or not any relative provision has been added, this Lease shall be construed as if the material so stricken was never included in this Lease and no inference shall be drawn from the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained in this Lease.

       VOID IF NOT EXECUTED BY LANDLORD AND RETURNED TO TENANT BY 4/3/98.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

Signed, sealed and                  *Tenant
delivered in the presence of:       Post, Buckley, Schuh & Jernigan, Inc.

 /S/ ANGELA L. ARMSTRONG            By: /S/ RICHARD M. GRUBEL  3/24/98
------------------------------      ----------------------------------- (SEAL)
Witness

 /S/ ILLEGIBLE                      Print Name:  RICHARD M. GRUBEL
------------------------------                 ------------------------
Witness
                                    Title:  SENIOR VICE PRESIDENT
                                          -----------------------------

-----------------------------       (CORPORATE SEAL)

     Following execution, four
     originals hereof shall be
     returned to Landlord.

                                    Landlord: Cypress-Tampa II Limited
                                    Partnership, a limited partnership organized and existing under the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware

                                    By: RPF If Realty, its general partner

Signed, sealed and delivered in the presence of:

 /S/ ANN B. CAPORRI                 By: /S/ GERALD KARR
----------------------------           --------------------------------
Witness                                 Print Name: Gerald Karr
                                        Title: Vice President
 /S/ MYRNA N. YANMIEH
----------------------------
Witness

                                                            RECEIVED FULLY
                                                            EXECUTED
                                                              4/3/98
                                                              RNC

                                  EXHIBIT "A-1"
                                   FLOOR PLAN

                                   THIRD FLOOR


                                [GRAPHIC OMITTED]

                                  EXHIBIT "A-2"
                                   FLOOR PLAN

                                 CYPRESS COMMONS
                                  SECOND FLOOR


                                [GRAPHIC OMITTED]

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT
                             (Tenant Performs Work)

     1. Tenant accepts the Premises in its,"as is" condition. However, Landlord will re-paint the painted Premises interior walls, re-carpet the Premises interior using a Building Standard 30 oz. level loop carpet, and install twelve
(12) smoke detectors and nine wall mounted and four floor mounted magnetic hold-open systems for each of the fire doors that are depicted on the attached Schedule B-1.

     2. So long as Tenant is not in default under this Lease, Landlord shall make a dollar contribution in the amount of $175,645.00 ("Landlord's Contribution") for Tenant's general use. Said payment shall be delivered by Landlord to Tenant on or before the Commencement Date.

                                  Schedule B-1

Location of Fire Doors which Landlord shall improve by the addition of nine wall mounted and four floor mounted magnetic hold-open systems:


                                  Schedule B 1

                                   EXHIBIT "C"

                           COMMENCEMENT DATE AGREEMENT
                                       AND
                             ACCEPTANCE OF PREMISES

     THIS AGREEMENT made as of _______________, 19____, between Cypress-Tampa II Limited Partnership ("Landlord"), and Post, Buckley, Schuh & Jernigan, Inc., (hereinafter referred to as "Tenant").

     WHEREAS, Landlord and Tenant entered into a Lease dated December __________, 1997, (hereinafter referred to as the "Lease") for office space in the Building known as Cypress Commons:

     NOW, THEREFORE, pursuant to the provisions of Paragraph 2.B. of the Lease, Landlord hereby informs Tenant and Tenant confirms the following:

     1. The Commencement Date of the Lease term is _______________ 1, 1997, and Tenant has accepted possession of the Premises on _______________, 19____.

     2.   If appropriate, the Delayed Commencement Date is _______________,
          19____,

     3. Rentals commenced to accrue at the monthly rate of _______________, 19____. This amount includes all applicable state sales tax.

     4. A security deposit of $__________________ has been paid to Landlord or its designated agent.

     5. Tenant is in possession of, and has accepted the Premises demised by the Lease, and acknowledges that all the work to be performed by the Landlord in the Premises as required by the terms of the Lease has now been satisfactorily completed, except as noted immediately below. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or off-sets against the enforcement of the Lease by Landlord.

     TENANT
     Post, Buckley, Schuh & Jernigan, Inc.

     By: ______________________________

     Title: _____________________________

     Date: _____________________________
                                            (CORPORATE SEAL)

     Marketing Representative __________________

     Property Manager ________________________

                                   EXHIBIT "D"

                              RULES AND REGULATIONS

     The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term "Tenant" is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Section 27. of the Lease.

OBSTRUCTION

     1. The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.

ORDINARY BUSINESS HOURS

     2. Whenever used in the Lease or in these rules and regulations, the ordinary business hours of the Building shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to Noon Saturday of each week, excluding the legal holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

DELIVERIES

     3. Tenant shall insure that all deliveries of supplies to the Premises shall be made only upon the elevator designated by Landlord for deliveries and only during the ordinary business hours of the Building. If any person (including, without limitation, deliveries of mail, office supplies, beverages and soft drinks, catered meals and all other deliveries of bulk items) delivering supplies to Tenant damages the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours. Hand trucks, except those equipped with rubber tires or the like shall not be used in any space, or in the public halls of the Building either by any Tenant or others in the delivery or receipt of merchandise. Use of any hand trucks, dollies and all such conveyances shall be restricted to freight elevators or other passageways designated by Landlord.

MOVING

     4. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Landlord shall designate, and shall not be undertaken without Landlord's prior written consent. Tenants assume all risks as to damage to articles moved and injury of persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant; and Landlord shall not be liable for acts of any person engaged in connection with such service performed for a tenant. Furniture and equipment shall be moved in or out of the Building only upon the elevator designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and elevator designated by Landlord. If Tenant's movers damage the elevator or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage.

HEAVY ARTICLES

     5. No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or its equipment, shall be moved into the Premises. Safes and other heavy equipment, the weight of which will not constitute a hazard or daffiage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises.

NUISANCE

     6. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon tne Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authorityhaving jurisdiction over the Building (including, by way of illustration and not limitation, using the Premises for sleeping, lodging and cooking).

BUILDING SECURITY

     7. Landlord may restrict access to and from the Premises and the Building on Saturdays and outside of the ordinary business hours of the Building for reasons of Building Security. Landlord my require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building. Landlord shall not be liable to any person (including, without limitation, Tenant) for excluding any person from the Building, or for admission of any person to the Building at any time, or for damages, loss or theft resulting therefrom. Tenants, their employees or agents, will be required to provide appropriate identification (picture ID - business cards are not acceptable), sign in upon entry, and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure and shall otherwise comply with any reasonable access control procedures Landlord may from time to time institute.

PASS KEY

     8. The janitor of the Building may at all times keep a pass key to the Premises, and he and other agents of Landlord shall at all times be allowed admittance to the Premises. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to any property, however occurring.

LOCKS AD KEYS FOR PREMISES

     9. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless the written consent of Landlord shall first have been obtained. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate key made. Landlord also shall fumish to Tenant the appropriate number of parkinglaccess cards for access and egress to and ftom the Building as applicable during hours outside the ordinary business hours of the Building. The distribution and use of such access cards by Tenant and its employees shall be subject at all times to such additional rules as Landlord may promulgate from time to time. At the termination of this tenancy Tenant shall promptly return to Landlord all keys and access cards to the Building, offices, toilet rooms, and parking facilities. Tenant shall promptly report to Landlord the loss or theft of any key or access card.

SIGNS

     10. Signs on Tenant's entrance door will be provided for Tenant by Landlord. No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs, or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord. In addition, Landlord shall provide in the lobby of the Building, at Landlord's expense, a building directory which shall include Tenant's name.

USE OF WATER FIXTURES

     11. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

NO ANIMALS, EXCESSIVE NOISE

     12. No birds or animals (other than seeing eye dogs) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio or musical instrument or by the making of loud or improper noises.

BICYCLES

     13. Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

TRASH

     14. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

WINDOWS AND ENTRANCE DOORS

     15. Window shades, blinds or curtains of a uniform Building Standard color and pattern only shall be provided for the exterior glass of the Building to give uniform color exposure through exterior windows. Exterior blinds shall remain in the lowered position at all times to provide uniform exposure from the outside. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Tenant entrance doors should be kept closed at all times in accordance with the fire code.

HAZARDOUS OPERATIONS AND ITEMS

     16. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord's prior written consent, which consent may be withheld in Landlord's absolute discretion. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building. No flammable, combustible or toxic fluid or substance and no explosives. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or emanate from the Premises.

HOURS FOR REPAIRS, MAINTENANCE AND ALTERATIONS

     17. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done outside of such times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost of such labor.

NO DEFACING OF PREMISES

     18. Except as permitted by Landlord, Tenant shall not mark upon, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings, or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents, and any defacement, damage or injury caused by Tenant shall be paid for by Tenant.

LIMIT ON EQUIPMENT

     19. The installation of office equipment, computer networking installations and modifications, and telecommunications equipment which involves wiring outside of the Premises shall be done only after the prior written approval of the Landlord's building manager is obtained and then only as directed by the electrician of the Building or by some other employee of Landlord who may be instructed by the superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

SOLICITATION; FOOD AND BEVERAGE

     20. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions or licenses for the sale or taking of orders for food or services or merchandise in the Premises, nor permit the preparation (except for heating of food in a microwave oven), serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord. All food and beverage delivery to the Building shall utilize the service entrance to the Building. Nothing in this provision shall be constmed to eliminate the Tenant's right to operate, for use of Tenant's employees and customers, vending machines within the Premises and arrange for food delivery to the Premises by outside vendors.

SMOKING POLICY

     21. Smoking in all Common Areas of the Building is prohibited. Common Areas include, without limitation, atriums, rest roonis, balconies, lobbies, hallways, elevators, stairwells and entries.

OBLIGATION TO INFORM

     22. It is the express obligation of the Tenant to infortn, in a timely manner, each of its employees, agents, invitees, or guests of the Rules and Regulations of the Building and to cause such parties to comply therewith.

CAPTIONS

     23. The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.

                                   EXHIBIT "E"
                              ESTOPPEL CERTIFICATE

Cypress Commons
c/o 5405 Cypress Center Drive, Suite 105
Tampa Florida, 33609

c/o General Electric Investment Corporation
Post Office Box 7900
3003 Summer Street
Stamford, Connecticut 06904-7900

c/o FAISON
5405 Cypress Center Drive, Suite 105
Tampa Florida, 33609

     Re: Cypress Commons
         (the "Office Building")

Gentlemen:

Post, Buckley, Schuh & Jernigan, Inc., ("Tenant") currently leases space in the Office Building pursuant to that certain lease, dated the _____ day of _______________, 19____, (the "Lease"), between Cypress-Tampa II Limited Partnership, as landlord ("Landlord"), and Tenant, as tenant. Tenant understands that Landlord and _______________ is acting in reliance on this certificate.

     In connection with such capital contribution, Tenant hereby acknowledges and agrees that:

     1. The documents attached hereto as Exhibit "A" constitute a complete and accurate copy of the Lease, and there are no other amendments or agreements to which Tenant is a party which are binding upon Landlord and relate to the Office Building other than as expressly set forth in the Lease.

     2. The Lease is in full force and effect and Tenant has not given Landlord any notice of termination or default thereunder.

     3. To the best of Tenant's knowledge, no uncured breaches or defaults exist under the Lease, no facts or circumstances exist, which with the passage of time, will constitute a breach or default under the Lease and no offsets, defenses, or claims are presently available to Landlord or Tenant under the Lease.

     4. Tenant is in full and complete possession of its Premises in the Office Building and has accepted its Premises in the Office Building, including the work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and all common areas of the Office Building (including, without limitation, parking areas, access ways, and landscaping) as being complete, in compliance with the Lease, and satisfactory for Tenant's purposes.

     5. Tenant has not prepaid any rent or other charges under the Lease to Landlord other than as referred to in the Lease and other than for the calendar month of _______________, 19____.

     6. Tenant has not tendered to Landlord any security, advance, or similar deposit with respect to its tenancy of Premises in the Office Building, except as otherwise disclosed in the Lease.

     7. Tenant has not assigned all or any part of its interest in and to the Lease as security or otherwise and has not subleased all or any part of the Premises leased by Tenant under the Lease.

     8. The term of the Lease commenced on _______________, 19____, and, accordingly, Tenant has commenced to pay rent and other charges to Landlord as of such date under, and in accordance with, the Lease and is conducting business with the public in the Premises it leases pursuant to the Lease.

     9. The undersigned is duly authorized to execute and deliver this certificate for and on behalf of Tenant.

     Tenant hereby acknowledges and agrees that Landlord and __________ shall be entitled to reply on the truth and accuracy of the foregoing certifications made by Tenant. Tenant further hereby agrees for a period of thirty (30) days from the date hereof to notify Landlord and ____________ in writing at their addresses set forth hereinabove of any changes in the truth and accuracy of any of the certifications contained herein promptly upon Tenant's learning of each such change.
     Dated this _____ day of _______________, 19____,

                                                     Very truly yours,

                                   EXHIBIT "F"

                            5300 West Cypress Street
                                 Tampa, Florida

                                LEGAL DESCRIPTION

DESCRIPTION: Lots I through 8, inclusive of Plat of the Marene Place, according to the map or plat thereof recorded in Plat Book 16, Page 2, of the Public Records of Hillsborough County Florida, and Lot A of HANKIN'S& ZINN'S Re-Subdivision of Lot 1, Block 29, of Tampania according to the map or plat thereof as recorded in Plat Book 12, Page 98, of the Public Records of Hillsborough County, Florida, less that part taken by orders of taking recorded in Minute Book 144, Page 237 and in Official Record Book 2828, Page 814, and in Official Record Book 3200. page 437, of the Public Records of Hillsborough County, Florida, for right-of-way and being more particularly described as follows:

Beginning at the Southeast comer of Lot A of HANKIN'S & ZINN'S RE-SUBDIVISION of Lot 1, Block 29, of Tampania, according to the map or plat thereof as recorded in Plat Book 12 , Page 98, of the Public Records of Hillsborough County, Florida, run thence N. 89'20'56" W., 226.12 feet along the South boundary of said Lot A to the Easterly right of way line of Frontage Road as recorded in O.R. Book 2828, Page 814, of the Public Records of Hillsborough County, Florida, thence along said Easterly right-of-way line the following six (6) courses, (1) N.32"24'32" W., 140.88 feet; (2) thence N. 00'08'49" W., 61.60 feet; (3) thence
S.89'22'06" W., 38.68 feet; (4) thence N.32"24'32" W., 95.70 feet to a point of curvature; (5) thence Northwesterly 133.27 feet, along the arc of a curve to the right (having a radius 180.00'feet a central angle of 15'54'29", and a chord bearing and distance of N. 24'27' 18" W., 132.84 feet ) to a point of tangency;
(6) thence N. 16'3' 03" W., 35.25 feet; thence along the intersection right-of-way line of Frontage Road and Cypress Street (as taken by said 0. R. Book 2828, Page 814 ), Northeasterly, 28.22 feet along the arc of a curve to the right (having a radius of 15.00 feet and a chord bearing and distance of N. 37' 23 ' 36" E., 2.24 feet), thence S. 88'42'45" E., 451.52 feet along the South right-of-way line of Cypress Street as recorded in O.R. Book 2828, Page 814 and
0. R. Book 3200, Page 437, of the Public Records of Hillsborough County, Florida; thence S. 0101 5'29" W., 427.29 feet along the East boundary of said Lot A and the West right-of way line of North O'Brien Street to the Point of Beginning.

Containing 154,626 sq. ft. or 3.550 acres, more or less.

                                   EXHIBIT "I"

                           EXPANSION SPACE FLOOR PLAN
                          CYPRESS COMMONS SECOND FLOOR


                               [GRAPHIC OMITTED]

                                    EXHIBIT J

                                ADDENDUM TO LEASE

                                 LEASE AGREEMENT
                    FROM CYPRESS-TAMPA II LIMITED PARTNERSHIP
                    TO POST, BUCKLEY, SCHUH & JERNIGAN, INC.

This addendum modifies and is made part of the Lease Agreement (the Lease) between the parties specified above for premises located at 5300 West Cypress Street, Suite 295 and Suite 300, Tampa, Florida, 33607, commencing 1998. In addition to the provisions set forth in the Lease, the parties agree as follows:

     Commencement.  As set forth in Section 2(A) of the Lease.

     Delivery. Not applicable.

     Annual Operating Costs. As set forth in Article 5 of the Lease.

     Interest and Late Charges. As set forth in Article 29 of the Lease.

     No Relocation or Substitution. Landlord shall have no right to relocate Tenant or substitute any other space for the leased Premises during the term of this Lease Agreement.

6. Vacation. So long as Tenant pays rent, maintains the Leased Premises in good condition and is not otherwise in default under the provisions of this Lease, Tenant's vacation, abandonment or failure to conduct business at the leased premises shall not be considered an event of default.

7. Holdover. Provided this Lease is then in full force and effect and provided Tenant is not in monetary or material default of this Lease (as determined by a court of law), at the time of Tenant's exercise of its right to holdover for any particular month during the Permitted Holdover Period (as those terms are defined below), or at the time each such holdover month takes effect during the Permitted Holdover Period, and provided that Tenant has not theretofore been in monetary or material default of any provision of this Lease, and further provided Tenant delivers to Landlord at least ninety (90) days advanced written notice of its election to remain in possession for each month during the Permitted Holdover Period, Tenant may remain in possession after the Lease Term for each such month and Tenant's holdover rent for each such month shall be at a monthly Base Rent of one hundred ten percent (110%) of the Base Rent of the final month of the Lease Term or any renewal thereof plus any other Operating Costs and Additional Rent due and payable by Tenant to Landlord under this Lease. The Permitted Holdover Period shall be the three (3) months immediately following the expiration of the Lease Term or the renewal term, if applicable.

     If Tenant fails to give timely notice as aforesaid for each month of the Permitted Holdover Period, but remains in possession of the Premises during the Permitted Holdover Period, Tenant's holdover rent for any such month shall be at a monthly Base Rent of one hundred thirty-five percent (135%) of the Base Rent of the final month of the Lease Term or any renewal thereof plus any other Operating Costs and Additional Rent due and payable by Tenant to Landlord under this Lease.

     Anything in this Article to the contrary notwithstanding, Tenant shall, with respect to each notice to Landlord of its election to remain in possession during the Permitted Holdover Period, always use its best efforts to notify Landlord of its election as soon as Tenant determines its requirements to remain during any holdover month of the Permitted Holdover Period and give Landlord the date Tenant intends to vacate the Premises; further, Tenant shall not be entitled, under any circumstances, without Landlord's prior written consent, to remain in possession of the Premises after September 30, 2003, or if Tenant duly exercises its option to renew pursuant to Article 52, after September 30, 2006. If Tenant remains in possession after said date, with Landlord's acquiescence and without any distinct agreement between the parties, Tenant shall be a tenant at will and such tenancy shall be subject to all the provisions hereof, except that Tenant's holdover rent shall be at the statutory rate for holdover tenancies under the laws of the state of Florida, and there shall be no renewal of this Lease by operation of law. Except as provided With respect to the Permitted Holdover Period, nothing in this Paragraph shall be construed as a consent by Landlord to the possession of Premises by Tenant after the expiration of the Lease Term or the expiration of the renewal term, if applicable.

8. Alterations; Installation of Tenant's Equipment. Tenant will not, without Landlord's prior written consent, make alterations, additions or improvements in or about the Premises without Landlord's prior written approval, which approval will not be unreasonably withheld or delayed. Such alterations, additions or improvements and the installation of any of Tenant's furnishings, fixtures, or equipment shall be made at Tenant's sole cost and expense by licenced and insured contractors and workmen selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord's approval of contractors and workmen may be conditioned, among other things, upon Landlord's receipt of acceptable lien waivers from such contractors and workmen. Provided, however, no approval of any alteration, addition or improvement shall be required so long as the same are non-structural in nature affecting only the interior wall partitions and interior doors within the Premises and minor HVAC alterations (such as moving VAV boxes and minor electrical work such as moving electrical outlets), so long as said minor work does not affect the HVAC systems, plumbing systems, and electrical systems of the Building. Tenant will not do anything to or on the Premises which will increase the rate of fire insurance on the Building. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at expiration of this Lease, but Landlord reserves the right to require Tenant to remove any improvements or additions made to the Premises by Tenant and to repair and restore Premises to their condition prior to such alteration, addition or improvement. Tenant further agrees to do so within thirty (30) days after the expiration of the Lease Term or the expiration of the renewal term, if applicable. Tenant shall remove, within the (10) days after receipt of notice of filing, any lien for material or labor claimed against the Premises by any contractors, workmen or materialmen, if such claim should arise; and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses or liabilities (including attorney's fees and related fees and costs) incurred by Landlord as a result of such liens.

9. Consents and Approvals. Notwithstanding any other provision of this Lease, all consents and approvals to be given by the Landlord or the Tenant, as the case may be, shall not be unreasonably withheld or delayed. No administrative fees or expenses shall be charged in connection with any such approvals. In cases where either party exercises judgment in accordance with the terms of this Lease, such judgment shall be exercised reasonably.

10. No Landlord's/Tenant's Lien. No lien or security interest is granted to either party in connection with this Lease

11. Estoppel and Documents. In furnishing estoppel certificates or other documents that may be required in connection with this Lease Agreement, Tenant shall not be obligated to include any statement which it considers to be untrue or inaccurate, or to include any provision which is not reasonably necessary to such document or which modifies its rights under this Lease Agreement.

12. Defaults and Remedies. No remedy for alleged or actual default by either party shall be permitted or taken unless the party alleged to be in default has been provided written notice by certified mail to the address specified in the Lease Agreement, and has failed to remedy the default within ten (10) business days. If either party acts unreasonably or maliciously in pursuing its rights or remedies under this Lease, that party shall be liable for damages and/or prosecution in connection with that action.

13. Legal Rights. Neither party waives any of its legal rights or notice periods provided by law in connection with this Lease Agreement, and no provision of this Agreement shall be interpreted as a waiver of such rights. No power of attorney or attomey-in-fact status is granted to either party in connection with this Lease.

14. Litigation. In the event that either party is required to utilize litigation to enforce the provisions of this Lease, the prevailing party shall be entitled to recover all reasonable costs, reasonable expenses and reasonable attorney's fees incurred in connection with such litigation.

15. Conflict. In the case of any conflict between the Lease and this Addendum, this Addendum shall govern.

                       FOURTH AMENDMENT TO LEASE AGREEMENT

                            SUPERCEDES AMENDS (1-3)

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (the "Fourth Amendment") is made and entered into as of the 1st of March, 2000 between Highwoods/Florida Holdings L.P. as successor in interest to Cypress-Tampa II Limited Partnership, a limited partnership organized and existing under the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware (herein called "Landlord") with Landlord having its office at 3111 W. Dr. Martin Luther King, Jr. Blvd., Suite 300, Tampa, Florida 33607, and Post, Buckley, Schuh & Jernigan, Inc. ("Tenant"), having its office at 2001 NW 107th Avenue, Miami, FL 33172.

                                   WITNESSETH

         Whereas, Landlord and Tenant entered into a Lease Agreement dated the 25th day of March, 1998 (such document hereinafter collectively referred to as the "Prime Lease") and subsequently entered into the First, Second and Third Amendments to the Prime Lease; and

         Whereas Landlord and Tenant desire to modify the Prime Lease by this Fourth Amendment to Lease Agreement ("Agreement") to expand the Premises

         Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, it is covenanted and agreed between Landlord and Tenant that the Prime Lease is further modified to read as follows:

1. Expansion. On the commencement date set forth below, the Premises shall be deemed to include Suite 281 (the "Expansion Space") as shown in Exhibit A hereto. Rentable area of the Premises shall be adjusted to 53,451 square feet, and Tenant's Proportionate Share shall be adjusted to 46.69% of the Building's 114,472 square feet.

2. Commencement. This Fourth Amendment shall commence on March 8, 2000 or as soon thereafter as the Landlord has delivered the Expansion Space to Tenant with any necessary tenant improvements that the parties have agreed shall be performed by Landlord.

3. Rent. On the Commencement Date Base Rent shall be adjusted as set forth below:

                          Period       Rate/SF/Year    Monthly Base Rent
                          ------       ------------    -----------------
                  3/8/99 - 6/30/99        $17.00           $75,722.25
                  7/1/00 - 6/30/01        $18.00           $80,176.50
                  7/1/01 - 6/30/02        $19.00           $84,630.75
                  7/1/02 - 6/30/03        $20.00           $89,085.00


         The above amounts do not include applicable Florida State sales and use taxes, which taxes shall be paid by Tenant with each payment of Base Monthly Rent.

4. Improvement Allowance. In accordance with Article 51 of the Lease, Tenant shall accept the space in "as is" condition. Landlord shall provide an improvement allowance of $4,236.00.

5. Conflict. All other terms and provisions of the Lease and prior Amendments shall remain in full force and effect. In the case of any conflict between the Lease, First Amendment, Second Amendment or Third Amendment and this Fourth Amendment, this Fourth Amendment shall govern.

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed by the parties hereto effective as of the Effective Date.

WITNESSES:                          LANDLORD

                                    Highwoods/Florida Holdings L.P.
                                    By its Agent, Highwoods Properties, Inc.

/s/ [ILLEGIBLE]                     By: /s/ STEPHEN A. MEYERS
------------------------------          ----------------------------------------
Printed Name: [ILLEGIBLE]           Printed Name: Stephen A. Meyers
                                                  Vice President

/s/ [ILLEGIBLE]                     Its:
------------------------------          ----------------------------------------
Printed Name: [ILLEGIBLE]           Date: 3/16/00


                                    TENANT

                                    Post, Buckley, Schuh & Jernigan, Inc.

/s/ MARKEISHA SUCKIE                By: /s/ RICHARD M. GRUBEL
------------------------------          ----------------------------------------
Printed Name: Markeisha Suckie      Printed Name: Richard M. Grubel


/s/ ROSANNE PANTALEO                Title: Senior Vice President
------------------------------          ----------------------------------------
Printed Name: Rosanne Pantaleo      Date: 2/29/2000